EXHIBIT 23.1.1

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP
CERTIFIED PUBLIC ACCOUNTANTS
2500 Wilcrest Drive, Ste. 150
Houston, TX 77042
Tel: 713-877-9914 / Fax: 713-979-1735

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 26, 2003 in this Registration Statement on Form SB-2 of FIC Investments USA, Corp.

We also consent to the references to us under the heading "Experts" in such Document.

May 4, 2005

Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas